Exhibit 5.1
Holland & Knight LLP
701 Brickell Avenue, Suite 3000
Miami, FL 33131
February 27, 2007
Ryder System, Inc.
11690 NW 105th Street
Miami, Florida 33178-1103
Ladies and Gentlemen:
     We have acted as counsel to Ryder System, Inc., a Florida corporation (the “Company”), in connection with the automatic shelf registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) relating to the offering by the Company from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of (i) debt securities representing unsecured obligations of the Company (the “Debt Securities”) to be issued pursuant to the Indenture (the “Indenture”), dated October 3, 2003, by and between the Company and The Bank of New York (the “Trustee”), as successor trustee to J.P. Morgan Trust Company, National Association; (ii) shares of common stock of the Company, par value $0.50 per share (“Common Stock”); (iii) shares of preferred stock of the Company (“Preferred Securities”), (iv) fractional interests in the Preferred Securities represented by depositary shares (“Depositary Shares”), (v) warrants to purchase Debt Securities, Common Stock, Preferred Securities or Depositary Shares (“Warrants”); (vi) contracts to purchase Common Stock (“Stock Purchase Contracts”), (vii) units consisting of a Stock Purchase Contract and Debt Securities, Preferred Securities or debt obligations of third parties (“Stock Purchase Units,” together with the Debt Securities, Common Stock, Preferred Securities, Depositary Shares, Warrants and Stock Purchase Contracts, the “Securities”) in each case, as described in the prospectus forming a part of the Registration Statement (the “Prospectus”) and as shall be designated by the Company at the time of the applicable offering. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.
     Based upon and subject to the foregoing, and assuming that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a Prospectus Supplement or term sheet will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (v) a definitive purchase, underwriting, or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vi) any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise, we are of opinion that
1.	The Indenture constitutes a valid and binding instrument of the Company.

2.	When, as and if a series of Debt Securities has been duly authorized by appropriate corporate action, executed, authenticated, and delivered against payment to the Company of the purchase price of such series of Debt Securities, all as contemplated by the Registration Statement and the prospectus supplement relating thereto and the applicable terms of such series of Debt Securities have been duly authorized and established in accordance with the Indenture and the applicable underwriting, purchase or other agreement, then, subject to the final terms of the Debt Securities being in compliance with then applicable law, such series of Debt Securities will constitute valid and binding obligations of the Company in accordance with its terms and entitled to the benefits of the Indenture.

3.	When, as, and if shares of Common Stock have been duly authorized by appropriate corporate action, issued and delivered against payment to the Company of the purchase price of such shares of Common Stock, all as contemplated by the Registration Statement and the prospectus supplement relating thereto and in accordance with the applicable underwriting agreement, purchase or other agreement, or upon the purchase thereof pursuant to the terms of a Stock Purchase Contract, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

4.	When, as and if further action by the Board of Directors of the Company, or a duly authorized committee thereof, establishing the designation of, and certain other particular terms of, the Preferred Securities of any series and approving the Articles of Amendment relating to such series, has been taken, such Articles of Amendment have been duly filed with the Secretary of the State of Florida, and the Preferred Securities have been duly authorized, issued and delivered against payment to the Company of the purchase price of such shares of Preferred Securities, all as contemplated by the Registration Statement and the prospectus supplement relating thereto and in accordance with the applicable underwriting agreement, purchase or other agreement, or upon the issuance thereof in connection with the issuance of Depositary Shares, such shares will be duly authorized, validly issued, fully paid and non-assessable.

5.	When, as, and if Depositary Shares have been duly authorized by appropriate corporate action, and the applicable depositary and related agreements have been duly executed and delivered by the Company against payment to the Company of the purchase price of such Depositary Shares, all as contemplated by the Registration Statement and the prospectus supplement relating thereto and in accordance with the applicable underwriting, purchase or other agreement, such Depositary Shares will constitute valid and binding obligations of the Company.

6.	When, as, and if Warrants have been duly authorized by appropriate corporate action, and the warrant agreements have been duly executed and delivered by the Company against payment to the Company of the purchase price of such Warrants, all as contemplated by the Registration Statement and the prospectus supplement relating thereto and in accordance with the applicable underwriting, purchase or other agreement, such Warrants will constitute valid and binding obligations of the Company.

7.	When, as, and if Stock Purchase Contracts have been duly authorized by appropriate corporate action, and the applicable stock purchase contract agreement and related agreements have been duly executed and delivered by the Company against payment to the Company of the purchase price of such Stock Purchase Contracts, all as contemplated by the Registration Statement and the prospectus supplement relating thereto and in accordance with the applicable underwriting, purchase or other agreement, such Stock Purchase Contracts will constitute valid and binding obligations of the Company.

8.	When, as and if Stock Purchase Units have been duly authorized by appropriate corporate action and duly executed and delivered by the Company against payment to the Company of the purchase price of such Stock Purchase Units, all as contemplated by the Registration Statement and the prospectus supplement relating thereto and in accordance with the applicable underwriting, purchase or other agreement, such Stock Purchase Units will constitute valid and binding obligations of the Company.
     This opinion is subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general applicability, affecting or limiting the rights of creditors, and general principles of equity.
     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to our name under the caption “Legal Opinions” in the prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.

HOLLAND & KNIGHT LLP
/s/ HOLLAND & KNIGHT LLP